Exhibit 99

THE NEWHALL LAND AND FARMING COMPANY
2002 EQUITY COMPENSATION PLAN

        This Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan") is implemented as of September 10, 2002 (the "Effective Date"), to enable The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership"), to offer Options, appreciation rights, restricted units and unit rights ("Awards") to employees of the Partnership and any affiliates thereof as an incentive for them to remain in the service of the Partnership (or its affiliated entities). In addition, this Plan provides for automatic grants to non-employee members of the Board of Directors of the managing general partner or its managing general partner ("Board").

        The Plan will become effective and will supercede The Newhall Land and Farming Company 1995 Option/Award Plan, as amended (the "1995 Plan") on the Effective Date. Awards granted under the 1995 Plan and The Newhall Land and Farming Company Option, Appreciation Rights and Restricted Units Plan, as amended and restated (together with the 1995 Plan, the "Prior Plans") will continue in accordance with the terms of the agreements evidencing such Awards and the Prior Plans. No further awards will be granted under the Prior Plans.

ARTICLE I.

DEFINITIONS

        "1933 Act" shall mean the Securities Act of 1933.

        "1934 Act" shall have the meaning set forth in Paragraph 2.1.

        "1995 Plan" shall have the meaning set forth in the Preamble.

        "Affiliate" shall have the meaning set forth in Rule 12b-2 of the 1933 Act, reading the term "registrant" to mean the Partnership.

        "Associate" shall have the meaning set forth in Rule 12b-2 under the 1933 Act, reading the term "registrant" to mean the Partnership, except that "Associate", as used herein, shall not include any relative or spouse of such Person, or any relative of such spouse, who is also a director or officer of the managing general partner or its managing general partner, merely because of such directorship or officership).

        "Automatic Option" shall have the meaning set forth in Paragraph 4.1.

        "Awards" shall have the meaning set forth in the Preamble.

        "Beneficial Owner" shall mean, with respect to any Person, any Partnership interest or other ownership interest (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) with regard to which such Person or any of its Affiliates or Associates, has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Partnership interest.

        "Black-Scholes Value" shall mean an amount, as of any date, equal to the estimated value of an Option to purchase one depositary unit with an exercise price equal to the Fair Market Value of a depositary unit as of such date and a term of ten years, determined using the Black-Scholes option pricing formula in a manner consistent with the methodology employed in the Partnership's annual report to partners.

        "Board" shall have the meaning set forth in the Preamble.

        "Change in Control" shall occur when (i) any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Partnership or an entity owned directly or indirectly by the holders of depositary units of the Partnership in substantially the same proportions as their ownership of depositary units of the Partnership, becomes the Beneficial Owner, directly or indirectly, of securities representing 25% or more of the total voting power represented by the Partnership's then outstanding voting securities, which has not been approved by the Continuing Managing General Partner; or (ii) the Continuing Managing General Partner is removed.

        "Committee" shall have the meaning set forth in Paragraph 2.1.

        "Continuing Managing General Partner" means (i) the managing general partner that was serving as managing general partner prior to the Change in Control, or (ii) any successor of the managing general partner that is recommended to succeed the managing general partner by the managing general partner in clause (i).

        "Director" shall mean any Person that is a member of the Board of Directors of Newhall Management Corporation, the managing general partner of the Partnership's managing general partner.

        "Effective Date" shall have the meaning set forth in the Preamble.

        "Exercise Date" shall mean the date on which written notice of the exercise of an Option is delivered to the Partnership for purposes of Paragraph 1.3.C(2). In all other cases, the Exercise Date is the date on which written notice and actual payment is received by the Partnership.

        "Expiration Date" shall have the meaning set forth in Paragraph 4.1.C(2).

        "Fair Market Value" shall mean with respect to a depositary unit:

            (i)  If the depositary units are at the time listed or admitted to trading on any stock exchange, the "Fair Market Value" of the depositary unit will be its closing selling price, as quoted on the New York Stock Exchange Composite Tape, on the date in question. If there is no quotation available for such day, then the Fair Market Value shall be the closing selling price on the next preceding day for which such quotation exists.

          (ii)  If the depositary units are not at the time listed or admitted to trading on any stock exchange but are traded on the NASDAQ National Market System, the Fair Market Value shall be the closing selling price per depositary unit on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no closing selling price for the depositary units on the date in question, then the Fair Market Value shall be closing selling price on the next preceding day for which such quotation exists.

          (iii)  If the depositary units are at the time neither listed nor admitted to trading on any stock exchange nor traded on the NASDAQ National Market System, then the Fair Market Value will be determined by the Committee after taking into account such factors as the Committee deems appropriate; provided, however, that if the depositary units are to be issued to a Director, then the Fair Market Value will be determined by an independent third party and the Committee shall have no authority to determine the Fair Market Value in accordance with the next sentence.

        If the Committee determines that the above methods of calculation do not accurately reflect the Fair Market Value of a depositary unit on a relevant day, it may determine the Fair Market Value on any relevant day in accordance with such method of valuation as it determines to be reasonable and appropriate.

        "Independent Director" shall have the meaning set forth in Paragraph 3.1.

        "Option" shall have the meaning set forth in Paragraph 3.2.A.

        "Partnership" shall have the meaning set forth in the Preamble.

        "Person" shall mean any individual, firm, company or other entity and shall include any group comprised of any Person and any other Person with whom such Person or an Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Partnership interests.

        "Plan" shall have the meaning set forth in the Preamble.

        "Prior Plans" shall have the meaning set forth in the Preamble.

        "Retirement", with respect to all Automatic Option Grants, shall occur on the first day an Independent Director ceases to serve as an Independent Director after serving as an Independent Director for at least five (5) years.

        "Structural Transaction" shall mean any of the following transactions to which the Partnership is a party: (i) a merger or consolidation in which the Partnership is not the surviving entity; (ii) any other merger or consolidation of the Partnership with any other entity, approved by the holders of the voting securities of the Partnership, other than a merger or consolidation which would result in the voting securities of the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the total voting power represented by the voting securities of the Partnership or such surviving entity outstanding immediately after such merger or consolidation; (iii) a sale, transfer or other disposition of all or substantially all of the Partnership's assets (in one transaction or a series of transactions); or (iv) the complete liquidation or dissolution of the Partnership.

        "Taxes" shall mean all Federal, state and local employment and income taxes and any other tax the Partnership may be obligated to withhold with respect to any Award.

ARTICLE II.

GENERAL PROVISIONS

        2.1    ADMINISTRATION OF THE PLAN.    The Plan will be administered by a committee or committees (which term includes subcommittees) appointed by, and consisting of three or more members of, the Board (the "Committee"). The composition of any Committee responsible for administration of the Plan with respect to Persons who are subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934 ("1934 Act") shall comply with the applicable requirements of Rule 16b-3 of the 1934 Act (or a successor provision) with respect to securities of the Partnership. The Board may delegate the responsibility for administration of the Plan with respect to designated classes of grantees to different Committees, subject to such limitations as the Board deems appropriate. The members of a Committee will serve for such term as the Board may determine, and are subject to removal by the Board at any time. Any Committee appointed by the Board shall have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan and to adopt such rules and regulations, as it may deem necessary. Decisions of a Committee made within the discretionary authority delegated to it by the Board are final and binding on all Persons who have an interest in the Plan. With respect to any matter, the term "Committee" refers to the Committee that has been delegated authority with respect to such matter, or the Board if no Committee has been appointed.

        2.2    DEPOSITARY UNITS.

          A.    Number of Depositary Units.    The equity securities to be subject to Awards under the Plan shall be limited partnership interests in the Partnership represented by transferable depositary units. The aggregate number of depositary units that may be issued under the Plan will not exceed 1,720,000, subject to adjustment in accordance with the terms of the Plan.

          B.    Expired Grants and Awards.    If any outstanding Award under the Plan or the Prior Plans expires, is terminated, is cancelled or is forfeited for any reason before the full number of depositary units governed by the Award are issued, those remaining depositary units will not be charged against the limit in Paragraph 2.2.A above and will become available for subsequent Awards under the Plan. Notwithstanding the foregoing, depositary units for which a cash payment is made in lieu of payment in depositary units as provided under this Plan and restricted units forfeited to or repurchased by the Partnership pursuant to its forfeiture and repurchase rights under this Plan will not be available for subsequent Awards under this Plan.

          C.    Adjustments.    If any change is made to the depositary units issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, depositary unit distribution, depositary unit split, combination of depositary units, exchange of depositary units, or other change in partnership or capital structure of the Partnership), or if the Partnership makes a distribution to holders of depositary units which results from the sale or disposition of a major asset or separate operating division of the Partnership, which would materially dilute the rights of Award holders', then the Committee shall made appropriate adjustments to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and price per depositary unit in effect under each outstanding Award under the Plan and (iii) the maximum number of depositary units issuable to one individual pursuant to Paragraph 2.2.D. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the Awards.

          D.    Individual Limit.    No individual may be granted Options, appreciation rights, restricted units, unit rights or any combination thereof under the Plan covering or related to more than twenty-five percent (25%) of the number of depositary units initially authorized for issuance under the Plan, plus twenty-five percent (25%) of any additional depositary units subsequently authorized for issuance under the Plan (subject, in each case, to adjustment as provided in Paragraph 2.2.C.

          E.    Restrictions.    Depositary units issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as shall be determined by the Committee and as set forth in this Plan.

ARTICLE III.

DISCRETIONARY AWARDS

        3.1    ELIGIBILITY.    Awards may be granted under this Article III to those employees (including officers, whether or not they are Directors) who provide services to the Partnership and its affiliated entities as the Committee from time to time selects. However, in no event shall an Award be made under this Article III to an individual who is a non-employee Board member ("Independent Director").

        3.2    OPTIONS.

          A.    Type and Term.    Options granted pursuant to the Plan shall be authorized by the Committee and shall be nonstatutory options ("Options") not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. The Committee has full authority to determine the time or times at which Options become exercisable, and the maximum term for which Options remain outstanding.

          B.    Price.    The Option price per depositary unit will be not less than 100% of the Fair Market Value of a depositary unit on the date of grant.

          C.    Exercise and Payment.    After any Option, which has been granted under the Plan, becomes exercisable, it may be exercised by a written notice to the Partnership at any time before termination of the Option. The Option price will be immediately due upon exercise and shall be payable in the Committee's discretion, and subject to such restrictions as the Committee shall determine, in one or more of the following alternative forms:

            (1)  in cash or cash equivalents made payable to the Partnership;

            (2)  in depositary units valued at their Fair Market Value as of the Exercise Date and held for the requisite period in order to avoid a charge to earnings;

            (3)  through a sale and remittance procedure under which the optionee delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver depositary units with a Fair Market Value equal to the Option price to the Partnership; or

            (4)  such other lawful consideration as the Committee shall determine.

          D.    Depositary Unit Holder Rights.    An optionee will have no depositary unit holder rights with respect to any depositary units covered by an Option before the optionee exercises the Option and is issued depositary units for those exercised Options.

          E.    Separation from Service.    The Committee will determine and set forth in each Option whether the Option will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to be employed by or to provide services to the Partnership or an affiliate. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

        3.3    APPRECIATION RIGHTS.    Upon such terms, conditions and restrictions as the Committee shall determine in its discretion, an appreciation right shall consist of the right to receive an appreciation distribution in an amount equal to the difference between (1) the Fair Market Value of one depositary unit on the date of the exercise of the right and (2) an amount not less than the Fair Market Value of one depositary unit on the date that the right is granted (or, in the case of an appreciation right granted in tandem with or in substitution for a previously granted Option, an amount not less than the Fair Market Value of a depositary unit on the date that the Option was granted). The appreciation distribution may be made in the form of depositary units, cash or a combination thereof. An appreciation right may provide for the payment, either currently or at the time of exercise, of distribution equivalents for the period the right is held before exercise, subject to such requirements and limits as the Committee may specify. Appreciation rights will be evidenced by instruments in such form as the Committee may from time to time approve. No appreciation right shall have a maximum term in excess of ten years.

        3.4    RESTRICTED UNITS.    Restricted units granted under the Plan consist of depositary units (together with cash distributions if so determined by the Committee), the retention and transfer of which are subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise and including repurchase and/or forfeiture rights in favor of the Partnership) as the Committee shall determine in its discretion. The terms, conditions and restrictions to which restricted units are subject will be evidenced by such instructions as the Committee may from time to time approve and may vary from grant to grant. The Committee has the absolute discretion to determine whether any consideration (other than the services of the potential grantee) is to be received by the Partnership or its affiliates as a condition precedent to the issuance of restricted units.

        The Committee may require a grantee to receive a portion of the total value, or the total value of the depositary units subject to restricted units in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee may specify.

        3.5    UNIT RIGHTS.    Unit rights granted under the Plan consist of the right, subject to such terms, conditions and restrictions as the Committee may determine (including, but not limited to performance standards) to receive a depositary unit. Unit rights will be evidenced by such instruments as the Committee may from time to time approve. The Committee has the absolute discretion to determine whether any consideration (other than the services of the potential grantee) is to be received by the Partnership as a condition precedent to the issuance of depositary units pursuant to unit rights. The terms, conditions and restrictions to which unit rights are subject may vary from grant to grant.

        The Committee may require a grantee to receive a portion of the total value, or the total value of the depositary units subject to unit rights in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee may specify.

        3.6    REPURCHASE RIGHTS.    The Committee may in its discretion determine that it shall be a term and condition of one or more Awards exercised under the Plan that the Partnership or its assigns will have the right, exercisable upon the grantee's separation from service with the Partnership and/or its affiliates, to repurchase any or all of the depositary units previously acquired by the grantee upon the exercise of that Award. Any such repurchase right will be exercisable on such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of the repurchase right in one or more installments) as the Committee may specify in the instrument evidencing the right. The Committee will also have full power and authority to provide for the automatic termination of repurchase rights, in whole or in part.

        3.7    ADJUSTMENTS UPON CHANGES IN PARTNERSHIP STRUCTURE OR CONTROL.

          A.    Acceleration of Awards.    In the event of a Structural Transaction or Change in Control, the vesting of each Award will be automatically accelerated so that (1) each Option, appreciation right or unit right outstanding under the Plan at the time of the Structural Transaction or Change in Control and not then otherwise fully vested shall become fully vested for the total number of depositary units purchasable or issuable thereunder and each Option may be exercised for all or any portion of the depositary units for which the Option is so accelerated (or surrendered for such payment in depositary units and/or cash as the appreciation right or unit right may provide) and (2) all depositary units and cash payments to which the grantee of a restricted unit is entitled under any restricted unit granted under this Plan shall be delivered to the grantee and all of the Partnership's rights to the return or repurchase of depositary units awarded pursuant to any restricted unit shall terminate.

          B.    No Acceleration of Awards.    In no event shall any such acceleration or termination of repurchase rights in connection with a Structural Transaction or Change in Control occur if and to the extent (i) such Award is, in connection with the Structural Transaction or Change in Control, either to be assumed by the successor entity or affiliate thereof or to be replaced with a comparable Option, appreciation right, restricted unit or unit right to purchase or receive securities of the successor entity or affiliate thereof, (ii) such Award is to be replaced with a cash incentive program of the successor entity which preserves the depositary unit spread existing at the time of the Structural Transaction or Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award, or (iii) the acceleration of such Award is subject to other limitations imposed by the Committee at the time of the Award grant. The determination of Award comparability under clause (i) above shall be made by the Committee and its determination shall be final, binding and conclusive. Upon consummation of a Structural Transaction or Change in Control, all outstanding Options, appreciation rights, restricted units and unit rights under the Plan shall, to the extent not previously exercised or paid in full or assumed by the successor entity or an affiliate, terminate.

          C.    Cancellation of Awards.    Notwithstanding the above, in the event of any Structural Transaction or Change in Control, the Committee shall have the discretion to cancel vested and outstanding Options, vested restricted units, or vested unit rights for which depositary units have not been issued, in whole or in part, subject to such conditions as the Committee may determine, upon payment to (1) optionees with respect to each cancelled Option, an amount in cash not less than the difference between (i) the Fair Market Value (as of the effective date of such Structural Transaction or Change in Control) of the consideration the optionee would have received if the Option had been exercised immediately prior to the effective date of such Structural Transaction or Change in Control and (ii) the exercise price of such Option, (2) holders of restricted units and unit rights, with respect to all cancelled restricted units and unit rights, an amount in cash equal to the Fair Market Value of the depositary units and unit rights (as of the effective date of the Structural Transaction or Change in Control) subject to the restricted unit or unit right.

          D.    Adjustment.    In the event of any Structural Transaction or Change in Control that does not result in the complete termination of all outstanding Options, appreciation rights and units rights and complete termination of all repurchase rights and forfeiture provisions with respect to restricted units, the Committee shall adjust the maximum number of depositary units issuable under the Plan, the number of depositary units subject to Awards and the Option price, as provided in Paragraph 2.2.C.

          E.    Partnership Structure.    The grant of Awards under the Plan shall in no way affect the Partnership's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer any part of its business or assets.

        3.8    ELECTIVE AND TANDEM AWARDS.    The Committee may grant Awards independently of other compensation or in lieu of other compensation whether at the election of the potential grantee or otherwise. The number of depositary units subject to Options, appreciation rights, restricted units or unit rights to be awarded in lieu of other compensation will be determined by the Committee in its sole discretion and need not be equal to the foregone compensation's Fair Market Value. In addition, Awards may be granted in tandem, so that a portion of the Award becomes payable or becomes free of restrictions only if and to the extent that the tandem Award is not exercised or is forfeited, subject to such terms and conditions as the Committee may specify.

        3.9    WITHHOLDING.    The Committee may require or permit, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3) to have the Partnership withhold, from the depositary units otherwise issuable pursuant to such Award, one or more of such depositary units with an aggregate Fair Market Value equal to the Taxes incurred in connection with the acquisition of such depositary units. All Award grantees shall be deemed to have consented to such withholding upon acceptance of an Award. Grantees under the Plan may also be granted the right to deliver previously acquired depositary units held for the requisite period to avoid a charge to earnings in satisfaction of such Taxes. The withheld or delivered depositary units will be valued at Fair Market Value determined at the time of withholding.

        3.10    CANCELLATION AND NEW GRANT OF AWARDS.    The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected grantees, the cancellation of any or all outstanding Awards under this Article III and to grant in substitution therefore new Awards under the Plan covering the same or different number and class of depositary units but (if the Award is an Option) having a price per depositary unit not less than the Fair Market Value on the new grant date.

ARTICLE IV.

GRANTS TO INDEPENDENT DIRECTORS

        4.1    AUTOMATIC OPTION GRANTS.    Independent Directors who are serving on the Board will automatically be granted an Option ("Automatic Option") for the number of depositary units set forth below (subject to adjustment under Paragraphs 2.2.C and 3.7 of this Plan) on the dates and terms set forth below.

          A.    New Independent Directors.    Each Person who becomes a newly appointed or elected Independent Director shall, on the date such Person becomes an Independent Director (or, if later, the next trading day), automatically receive an Automatic Option to purchase 1,500 depositary units.

          B.    Annual Grants.    On the third Tuesday of July of each fiscal year of the Partnership that occurs after the Plan Effective Date, each continuing Independent Director shall automatically receive an Automatic Option to purchase 500 depositary units.

          C.    Terms and Conditions.    The terms and conditions applicable to each Automatic Option shall be as follows:

            (1)    Price.    The Option price per depositary unit will be equal to 100% of the Fair Market Value of one depositary unit on the date of grant.

            (2)    Term.    Each Automatic Option will terminate and cease to be outstanding on the date ten years from the date of grant ("Expiration Date"). Each Automatic Option will be immediately exercisable.

            (3)    Payment.    Upon exercise of the Option, the Option price for the purchased depositary units will become payable immediately in cash or cash equivalents made payable to the Partnership or in depositary units valued as of the Exercise Date that the optionee has held for the requisite period to avoid a charge to earnings. Payment may also be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver depositary units with a Fair Market Value equal to the Option price to the Partnership.

            (4)    Cessation.    In the event the optionee ceases to serve as an Independent Director for any reason other than death or Retirement, any outstanding Automatic Options may be exercised within a period of three months after the date of such cessation. In no event, however, shall this Automatic Option be exercisable after the Expiration Date of the Option.

                (i)  In the case of death either during the Independent Director's period of service or within three months following cessation of service as an Independent Director, any outstanding Automatic Options may be exercised within 12 months of the date of death by the designated beneficiary, or, if no beneficiary is designated, the estate or heirs of the optionee. In no event, however, shall this Automatic Option be exercisable after the Expiration Date of the Option.

              (ii)  In the case of Retirement while this Automatic Option is outstanding, any outstanding Automatic Options may be exercised within 36 months of the date of Retirement, but in no event shall this Option be exercisable after the Expiration Date of the Automatic Option.

        4.2    UNIT FEE PROGRAM.

          A.    Eligibility.    Each Independent Director shall be eligible to elect to apply all or any portion of the annual retainer fee otherwise payable to such individual in cash to the acquisition of depositary units upon the terms and conditions of this unit fee program.

          B.    Election.    The election to apply all or any portion of the Independent Director's annual retainer fee otherwise payable to the Independent Director in cash to the acquisition of depositary units under the unit fee program must be made before the start of the calendar year for which the election is to be effective. The election must be made on the form provided by the Committee and must specify the percentage or dollar amount of his annual retainer fee to be applied to the acquisition of the depositary units. The election, once filed, shall be irrevocable. The first calendar year for which any such election may be filed shall be for the 2003 calendar year. The Independent Director may file a standing election to be in effect for one or more consecutive calendar years or to remain in effect indefinitely until revoked by written notice filed with the Committee prior to the start of the first calendar year for which such standing election is no longer to remain in effect.

          C.    Unit Fee Issuance.    On the first trading day of each calendar quarter during the year for which the election is effective, one-quarter of the portion of the annual retainer fee subject to such election shall automatically be applied to the acquisition of depositary units by dividing the elected portion of the fee by the Fair Market Value per depositary unit on that day (and rounding down to the next whole depositary unit).

        4.3    OPTION FEE PROGRAM.

          A.    Eligibility.    Each Independent Director shall be eligible to receive, in lieu of receiving all or any portion of the annual retainer fee otherwise payable to such individual, Options with terms and conditions substantially similar to those set forth in Paragraph 4.1.C of this Plan.

          B.    Election.    The election to receive options in lieu of all or any portion of the Independent Director's annual retainer fee otherwise payable to the Independent Director in cash under this option fee program must be made before the start of the calendar year for which the election is to be effective. The election must be made on the form provided by the Committee and must specify the percentage or dollar amount of his or her annual retainer fee to be applied to this option fee program. The election, once filed, shall be irrevocable. The Independent Director may file a standing election to be in effect for more than one consecutive calendar year or to remain in effect indefinitely until revoked by written notice file with the Committee at least six months prior to the start of the first calendar year for which such standing election is no longer in effect.

          C.    Option Issuance.    On the first trading day of each calendar quarter during a year for which the election to receive options is effective, an option shall be issued to such Independent Director to purchase a number of depositary units equal to (1) one-quarter, multiplied by (2) the amount of annual retainer fee for such year which the Independent Director elects to receive in the form of Options, divided by (3) the Black-Scholes Value as of such date. The exercise price of such Option shall be equal to the Fair Market Value of one depositary unit on the date of grant.

ARTICLE V.

MISCELLANEOUS

        5.1    AMENDMENT AND TERMINATION.

          A.    Amendment and Termination of the Plan.    The managing general partner or its managing general partner may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (1) such action shall not adversely affect a grantee's rights and obligations with respect to Awards at the time outstanding under the Plan and (2) the substantive provisions of Article IV may not be amended at intervals more frequently than once every six months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

          B.    Modification of Awards.    The Committee has full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding Award under the Plan (other than an Award pursuant to Article III), to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall, without the consent of the grantee, adversely affect the grantee's rights thereunder.

        5.2    EFFECTIVE DATE AND TERM.

          A.    Term of Plan.    Unless the Plan is sooner terminated in accordance with Paragraph 2.7, or by the managing general partner or its managing general partner, the Plan will terminate upon the earlier of (i) August 31, 2012, or (ii) the date on which all depositary units available for issuance under the Plan have been issued or their availability cancelled by the exercise of Awards granted hereunder.

          B.    Term of Awards.    No Award shall have a term exceeding ten years from the date of grant.

        5.3    10% OWNER.    Notwithstanding any other provision of this Plan, in the event the recipient of an Award is the owner of interests representing more than 10% of the total combined voting power of all classes of securities of the Partnership, then the exercise price or purchase price with respect to such Award, as the case may be, shall be no less than 110% of the Fair Market Value of a depositary unit multiplied by the relevant number of units.

        5.4    TAX WITHHOLDING.    The Partnership's obligation to deliver depositary units or cash upon the exercise of Awards under the Plan is subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        5.5    TRANSFERABILITY.    During the lifetime of the grantee, Awards will be exercisable only by the grantee and will not be assignable or transferable by the grantee otherwise than by will or by the laws of descent and distribution following the grantee's death. However, an Award may permit the grantee to designate a beneficiary or beneficiaries, who may exercise the Award and/or receive compensation under the Award after the grantee's death.

        5.6    USE OF PROCEEDS.    Any cash proceeds received by the Partnership from the sale of depositary units pursuant to Awards under the Plan will be useful for general Partnership purposes.

        5.7    REGULATORY APPROVALS.    The implementation of the Plan, any Awards under the Plan, and the issuance of depositary units pursuant to any Award is subject to the procurement by the Partnership of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, Awards made under the Plan, and depositary units issued pursuant to the Plan.

        5.8    NO EMPLOYMENT/SERVICE RIGHTS.    Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan will be construed to grant any individual the right to remain in the employ or service of the Partnership (or any parent, subsidiary or affiliated entity) for any period of specific duration, and the Partnership (or any parent, subsidiary or affiliated entity retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause. Nothing contained in this Plan or in any Award under this Plan will affect any contractual rights of an employee pursuant to a written employment agreement.

        5.9    GOVERNING LAW.    To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of California.

        5.10    GENDER.    Whenever the masculine gender is used in this Plan it shall include the feminine and neutral genders and vice versa.

        5.11    PARTICIPATION AND ELIGIBILITY.    All of the full-time employees (including officers) of the Partnership who are "exempt employees," as defined under the Fair Labor Standards Act of 1939, and Directors are eligible to receive Awards under the Plan. More than 50% of the depositary units underlying Awards granted pursuant to the Plan during any three-year period will be granted to eligible persons other than officers (as defined in Rule 16a-1(f) of the 1934 Act Rules) or Directors.

DEFERRED BONUS

THE NEWHALL LAND AND FARMING COMPANY

NOTICE OF DEFERRAL OF PARTNERSHIP UNITS
RECEIVED IN LIEU OF CASH BONUS AND GRANT OF UNIT RIGHTS

        Notice is hereby given of the following grant of a right to receive The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") Partnership Units ("Unit Rights") pursuant to the terms of The Newhall Land and Farming Company Management Unit Ownership Program, as amended ("MUOP") and The Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan"):

Grantee:

Grant Date:

Number of Unit Rights:

A.	Deferral of units in lieu of cash bonus

B.	Unit Rights Pursuant to Paragraph 6 of the MUOP ("MUOP Unit Rights")

C.	Total Unit Rights Granted

        Receipt of Partnership Unit Certificate:    Grantee has elected to receive Partnership Units with respect to his or her vested Unit Rights as follows:

D.	Unit Rights received in lieu of cash bonus (fully-vested) and vested MUOP Unit Rights (33 1/3% a year)—
E.	January 1, 2004 January 1, 2006 January 1, 2008
F.	January 1, 2005 January 1, 2007

        If the date you selected is less than three years from the Grant Date, then the unvested MUOP Unit Rights will be distributed when they vest as follows (select one):

G.	the date Grantee becomes fully vested in the remaining MUOP Unit Rights granted pursuant to this Notice of Grant; or
H.	at the end of any quarter in which Grantee is vested in 100 or more MUOP Unit Rights.

        Upon termination, Grantee will receive 100% of the Depositary Units for vested Unit Rights granted by this Notice. If upon termination of employment, Grantee is bested in fewer than 100 Unit Rights, Grantee will receive cash equal to the Fair Market Value, as defined in the Plan, of the Depositary Units underlying vested Unit Rights.

        Vesting Schedule:    Unit Rights granted for Depositary Units received in lieu of cash bonus are 100% vested.

        Grantee is entitled to receive an additional Unit Right for every five Depositary Units acquired through bonus payments. So long as Grantee remains employed by the Partnership or its affiliated entities, Grantee shall vest in these units in equal successive annual installments over three years at a rate of 33 1/3% of the granted Unit Rights per year of Service measured from the Grant Date, provided that the Unit Rights have not been terminated or cancelled before such date in accordance with the terms set forth in the MUOP, the Plan and the Unit Right Agreement.

        If Unit Rights for which Depositary Units have not yet been issued are outstanding as of the record date of a cash distribution by the Partnership with respect to Depositary Units, Grantee will be credited with an additional number of Unit Rights. The number of additional Unit Rights shall be equal to one hundred twenty percent (120%) of the aggregate cash distribution that would have been made with respect to such outstanding Unit Rights had they been Depositary Units on such record date, divided by the Fair Market Value, as defined in the Plan, of one depositary unit on such record date. Grantee shall vest in such additional Unit Rights as in the underlying Unit Rights.

        Grantee understands that the Unit Rights are granted pursuant to and in accordance with the express terms and conditions of the Plan. By signing below, Grantee agrees to be bound by the terms and conditions of the MUOP, the Plan and the Unit Rights Agreement dated                        .

        All terms used but not defined herein shall have the meaning set forth in the MUOP.

Dated:	THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership)

By:

	Title:	Secretary
OPTIONEE
Address:

I designate the following beneficiary(ies):
Relationship:

Address:

EXHIBIT A

THE NEWHALL LAND AND FARMING COMPANY

UNIT RIGHTS AGREEMENT

DATED:

        The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") has adopted The Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan") for the purpose of attracting and retaining the services of employees (including officers) of the Partnership and affiliated entities, and non-employee Board members of the Partnership or its managing general partner.

        Grantee is an individual who is to render valuable services to the Partnership or its affiliates and is entitled to a grant of Unit Rights, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Partnership's grant of Unit Rights to Grantee.

        Except as indicated otherwise, all capitalized terms shall have the meaning assigned to those terms in the Plan.

          A.    Grant of Unit Rights.    Subject to and upon the terms and conditions set forth in this Agreement, the Partnership hereby grants to Grantee, as of the grant date, (the "Grant Date") specified in the accompanying Notice of Grant Unit Rights (the "Grant Notice"), Unit Rights in the number as is specified in the Grant Notice.

          B.    Unit Rights and Vesting.    Grantee shall be entitled to receive one Partnership depositary unit for each vested Unit Right. Such depositary units shall be issued pursuant to Grantee's election in the Grant Notice. Unit Rights shall vest in accordance with the schedule specified in the Grant Notice, subject to acceleration in accordance with the remaining terms of this Agreement.

          C.    Phantom Partnership Distributions.    If Unit rights for which depositary units have not yet been issued are outstanding as of the record date of a cash distribution by the Partnership with respect to depositary units, Grantee will be credited with an additional number of Unit Rights. The number of additional Unit Rights shall be equal to one hundred twenty percent (120%) of the aggregate cash distribution that would have been made with respect to such outstanding Unit Rights had they been depositary units on such record date, divided by the Fair Market Value of one depositary unit on such record date. Grantee shall vest in such additional Unit Rights as in the underlying Unit Rights.

          D.    Ownership Target.    Grantee will continue to be eligible to receive Unit Rights under this Agreement even after attaining the unit ownership target established by the Partnership for Grantee.

          E.    Effect of Termination of Employment.    If Grantee ceases to be employed by or provide services to the Partnership or any of its affiliates for any reason, any Unit Rights that have not yet vested as of the date of termination shall be cancelled automatically and no depositary units shall be issued pursuant to such cancelled Unit Rights.

          F.    Acceleration of Awards.    In the event of a Structural Transaction or Change in Control, each Unit Right will be automatically accelerated so that all depositary units and cash payments to which Grantee is entitled under any Unit Right granted under this Plan shall be delivered to Grantee and all of the Partnership's rights to the return or cancellation of unvested Unit Rights shall terminate.

          G.    No Acceleration of Awards.    In no event shall any such acceleration or termination of any unvested Unit Rights in connection with a Structural Transaction or Change in Control occur if and to the extent (i) such Unit Right is, in connection with the Structural Transaction or Change in Control, either to be assumed by the successor entity or affiliate thereof or to be replaced with a comparable Unit Right to purchase or receive securities of the successor entity or affiliate thereof, (ii) such Unit Right is to be replaced with a cash incentive program of the successor entity which preserves the depositary unit spread existing at the time of the Structural Transaction or Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to such Unit Right, or (iii) the acceleration of such Unit Right is subject to other limitations imposed by the Committee at the time of the Unit Right grant. The determination of Unit Right comparability under clause (i) above shall be made by the committee and its determination shall be final, binding and conclusive. Upon consummation of a Structural Transaction or Change in Control, all outstanding Unit Rights under the Plan shall, to the extent not previously exercised or paid in full or assumed by the successor entity or an affiliate, terminate.

          H.    Cancellation of Awards.    Notwithstanding the above, in the event of any Structural Transaction or Change in Control, the Committee shall have the discretion to cancel outstanding Unit Rights, in whole or in part, subject to such conditions as the Committee may determine, upon payment to Grantee with respect to all cancelled Unit Rights, an amount in cash equal to the Fair Market Value of the depositary units subject to the Unit Rights.

          I.    Adjustment.    If any change is made to the depositary units issuable under the Plan by reason of a Structural Transaction or a Change in Control that does not result in the termination of all outstanding rights of the Partnership to the return or cancellation of unvested Unit Rights, the Committee may adjust the maximum number of depositary units subject to Unit Rights, as provided in Paragraph 2.2.C. of the Plan.

          J.    Cancellation and New Grant of Awards.    The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Unit Right holders, the cancellation of any or all outstanding Unit Rights covered by this Agreement and to grant in substitution therefore new Unit Rights under the Plan covering the same or different number and class of depositary units.

          K.    Partnership Structure.    The grant of Awards under the Plan shall in no way affect the Partnership's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer any part of its business or assets.

          L.    Withholding.    No depositary units shall be issued hereunder unless and until all applicable Federal, state and local income and employment tax withholding obligations have been satisfied.

          M.    Nontransferability.    A Grantee's Unit Rights hereunder are not assignable or transferable in any manner other than by will or the laws of descent and distribution. In the event of Grantee's death prior to the issuance of depositary units hereunder, Grantee's beneficiary, for purposes hereof, shall be the designated beneficiary or, if no beneficiary has been designated, the person to whom Grantee's rights hereunder pass pursuant to Grantee's will or by the laws of descent and distribution.

          N.    Privilege of Unitholder Rights.    Subject to Paragraph 14, neither Grantee nor Grantee's beneficiary shall have any unitholder rights with respect to the depositary units issuable hereunder until Grantee or Grantee's beneficiary has been issued a certificate for such depositary units.

          O.    Modifications.    The Committee, as defined in the Plan, may, in its discretion, modify or waive any or all of the terms, conditions or restrictions hereof, provided, however, that no such modification or waiver may, without Grantee or, if applicable, Grantee's beneficiary's consent, adversely affect the rights of Grantee or Grantee's beneficiary hereunder.

          P.    No Employment or Service Rights.    Except to the extent the terms or any written employment contract with Grantee may expressly provide otherwise, neither the Partnership nor any of its affiliates, is under any obligation to continue the employee status of Grantee for any period of specific duration and may terminate such employee status at any time, with or without cause.

          Q.    Grantee Undertaking.    Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Partnership may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Grantee or the depositary units pursuant to the express provisions of this Agreement.

          R.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          S.    Counterparts.    The Grant Notice may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          T.    Successors and Assigns.    The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Partnership and its successors and assigns and Grantee and Grantee's legal representatives, heirs, legatees, distributes, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

          U.    Notices.    Any notice required to be given or delivered to the Partnership under the terms of this Agreement shall be in writing and addressed to the Partnership in care of the Corporate Secretary at Newhall Management Corporation, 23823 Valencia Boulevard, Valencia, California 91355. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          V.    Construction.    This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

SUBSEQUENT GRANT

THE NEWHALL LAND AND FARMING COMPANY

NOTICE OF GRANT OF UNIT RIGHTS

        Notice is hereby given of the following grant of a right to receive The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") depositary units ("Unit Rights") pursuant to the terms of The Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan"):

Grantee:
Grant Date:
Number of Units Rights:

  Receipt of Depositary Unit Certificate:    Grantee elects to receive depositary units of the Partnership with respect to his or her vested Unit Rights as soon as practical following:

                             the date Grantee becomes fully vested in all Unit Rights granted pursuant to this Notice of Grant; or

                             at the end of any quarter in which Grantee is vested in 100 or more Unit Rights.

  If upon termination of employment, Grantee is vested in fewer than 100 Unit Rights, Grantee will receive cash equal to the Fair Market Value of the depositary units underlying vested Unit Rights.

  Vesting Schedule:    Grantee will receive one Unit Right for every five depositary units acquired through open market purchases, exercise of options, or bonus payments. So long as Grantee remains employed by Partnership or its affiliated entities, and Grantee continues to own the depositary units on which this Unit Right Grant is made, Grantee shall vest in equal successive annual installments over three years at a rate of 33 1/3% of the granted Unit Rights per year of Service measured from the Grant Date, provided that the Unit Rights have not been terminated or canceled before such date in accordance with the terms set forth in the Plan and the Unit Rights Agreement.

  If Unit Rights for which depositary units have not yet been issued are outstanding as of the record date of a cash distribution by the Partnership with respect to depositary units, Grantee will be credited with an additional number of Unit Rights. The number of additional Unit Rights shall be equal to one hundred twenty per cent (120%) of the aggregate cash distribution that would have been made with respect to such outstanding Unit Rights had they been depositary units on such record date, divided by the Fair Market Value of one depositary unit on such record date. Grantee shall vest in such additional Unit Rights as in the underlying Unit Rights.

        Grantee understands that the Unit Rights are granted pursuant to and in accordance with the express terms and conditions of Plan. By signing below, Grantee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Unit Rights Agreement dated                          , distributed with the Initial Notice of Grant.

Dated:

THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership)
By:

Title:	Secretary

GRANTEE—
Address:

I designate the following beneficiary(ies):

Relationship:
Address:

INITIAL GRANT

THE NEWHALL LAND AND FARMING COMPANY

NOTICE OF GRANT OF AUTOMATIC OPTION

        Notice is hereby given of the following option (the "Option") to purchase depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership"), which has been granted pursuant to the automatic option grant program in effect under The Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan"):

Optionee:
Number of Optioned Depositary Units:
Exercise Price Per Depositary Unit:
Expiration Date:
Exercise Schedule:	The Option is exercisable immediately.

        Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan governing automatic option grants to Board members. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Automatic Option Agreement (the "Agreement") dated                         ,             , attached hereto as Exhibit A. Optionee should keep a copy of the attached Agreement for reference, since no new Agreement will be distributed with subsequent Notices of Grant of Automatic Option unless the material terms of the Plan change.

Dated:	THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership)
By:

Title: Secretary
OPTIONEE
Address:

I designate the following beneficiary(ies):

Relationship:
Address:

THE NEWHALL LAND AND FARMING COMPANY
AUTOMATIC OPTION AGREEMENT
DATED:

        A.    The Newhall Land and Farming Company (the "Partnership") has implemented an automatic option grant program under The Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan"), pursuant to which special option grants are to be made to eligible members of the Board of Directors of the managing general partner and its managing general partner, at periodic intervals over their period of Board service in order to encourage such individuals to remain in the Partnership's Service.

        B.    Optionee is an eligible member of the Board and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to purchase depositary units of the Partnership.

        C.    The granted option is intended to be a nonstatutory option which does not meet the requirements of Section 422 of the Internal Revenue Code and is designed to provide Optionee with a meaningful incentive to continue to serve as a member of the Board.

        D.    Except as indicated otherwise, all capitalized terms shall have the meaning assigned to those terms in the Plan.

          1.    Grant of Option.    Subject to and upon the terms and conditions set forth in this Agreement, the Partnership hereby grants to Optionee, as of the date of grant (the "Grant Date") specified in the accompanying Notice of Grant of Automatic Option (the "Grant Notice"), an option to purchase up to that number of depositary units as is specified in the Grant Notice. The option shall be exercisable and the depositary units purchasable from time to time during the option term at the price per depositary unit (the "Exercise Price") specified in the Grant Notice.

          2.    Option Term.    This option shall have a term of ten years measured from the Grant Date and shall expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated under Paragraph 5.

          3.    Limited Transferability.    During the lifetime of Optionee, this option will be exercisable only by Optionee and will not be assignable or transferable by Optionee otherwise than by will or by the laws of descent and distribution following Optionee's death. However, an option may permit Optionee to designate a beneficiary who may exercise the option or receive compensation under the option after Optionee's death.

          4.    Date of Exercise.    This option is exercisable immediately upon grant.

          5.    Cessation of Board Service.    Should Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

            a.    Should Optionee cease to serve as a Board member for any reason (other than retirement or death) while holding this option, then the option shall be exercisable for a three month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable after the Expiration Date. Upon the earlier of (i) the expiration of such three-month period of (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable.

            b.    Should Optionee die while serving as a Board member (or within the three month period following cessation of Board service) while holding this option, then the designated beneficiary, or, if no beneficiary is designated, Optionee's estate or heirs shall have the right to exercise this option for any or all of the depositary units for which the option is exercisable at the time of Optionee's death. Such right of exercise shall terminate, and this option shall accordingly cease to be exercisable for such depositary units, upon the earlier of (i) the expiration of the 12-month period measured from the date of Optionee's death or (ii) the specified Expiration Date.

            c.    Should Optionee retire after serving as a Board member while holding this option, the option may be exercised within 36-months of the date of "retirement." For purposes of this section, Optionee's date of "retirement" will be the first day Optionee ceases to serve as an Independent Director after serving as an Independent Director for at least five years.

          6.    Manner of Exercising Option.

            a.    In order to exercise this option with respect to all or any part of the depositary units for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's designated beneficiary, executor, administrator, heir or legatee, as the case may be) must take the following actions:

                (i)  Deliver to the Secretary of Newhall Management Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of depositary units which are to be purchased under the exercised option.

              (ii)  Pay the aggregate Exercise Price for the purchased depositary units in cash or in depositary units that the Optionee has held for the requisite period to avoid a charge to earnings. Payment may also be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver depositary units with a Fair Market Value equal to the Exercise Price.

              (iii)  Furnish to the Partnership appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

            b.    Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased depositary units must accompany the Exercise Notice.

            c.    As soon as practical after receipt of the Exercise Notice, the Partnership shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a depositary receipt representing the purchased depositary units.

            d.    In no event may this option be exercised for any fractional depositary units.

          7.    Unitholder Rights.    Optionee shall not have any of the rights of a unitholder with respect to the depositary units until Optionee shall have exercised this option and paid the Exercise Price for the purchased depositary units.

          8.    No Impairment of Rights.    This Agreement shall not in any way affect the right of the Partnership to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Partnership or the unitholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          9.    Compliance With Laws and Regulations.    The exercise of this option and the issuance of the depositary units upon such exercise shall be subject to the compliance by the Partnership and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Partnership's depositary units may be listed at the time of such exercise and issuance.

          10.    Successors and Assigns.    Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the Partnership's successors and assigns.

          11.    Discharge of Liability.    The inability of the Partnership to obtain approval from any regulatory body having authority deemed by the Partnership to be necessary to the lawful issuance and sale of any depositary units pursuant to this option shall relieve the Partnership of any liability with respect to the non-issuance or sale of the depositary units as to which such approval shall not have been obtained. However, the Partnership shall use its best efforts to obtain all such applicable approvals.

          12.    Notices.    Any notice required to be given or delivered to the Partnership under the terms of this Agreement shall be in writing and addressed to the Partnership in care of the Corporate Secretary of Newhall Management Corporation, 23823 Valencia Boulevard, Valencia, California 91355. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          13.    Construction.    This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, including the automatic option grant provisions of Article Three of the Plan. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-interest rules.

          14.    Successors and Assigns.    The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Partnership and its successors and assigns and Optionee and Optionee's legal representatives, heirs, legatees, distributes, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

          15.    Plan.    This option is subject to all the terms of the Plan whether or not referenced or incorporated herein.

EXHIBIT I

NOTICE OF EXERCISE OF OPTION

        I hereby notify The Newhall Land and Farming Company (a California limited Partnership) (the "Partnership") that I elect to purchase              depositary units of the Partnership (the "Purchased Depositary Units") at the option exercise price of $                         per depositary unit (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under The Newhall Land and Farming Company 2002 Equity Compensation Plan on                         ,             .

        Concurrently with the delivery of this Exercise Notice to the Secretary of Newhall Management Corporation, I shall hereby pay to the Partnership the Exercise Price for the Purchase Depositary Units in accordance with the provisions of my agreement with the Partnership evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Depositary Units.

Date:	,

Optionee

Address:

Print name in exact manner it is to appear on the depositary receipt:

Social Security Number:

SUBSEQUENT GRANT

THE NEWHALL LAND AND FARMING COMPANY

NOTICE OF GRANT OF AUTOMATIC OPTION

        Notice is hereby given of the following option (the "Option") to purchase depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership"), which has been granted pursuant to the automatic option grant program in effect under The Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan"):

Optionee:
Grant Date:
Number of Optioned Depositary Units:
Exercise Price Per Depositary Unit:
Expiration Date:
Exercise Schedule:	The Option is exercisable immediately.

        Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan governing automatic option grants to Board members. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Automatic Option Agreement dated                         , which as distributed with the Initial Notice of Grant of Automatic Option.

Dated:	THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership)
By:

Title: Secretary
OPTIONEE
Address:

I designate the following beneficiary(ies):

Relationship:
Address:

INITIAL GRANT

THE NEWHALL LAND AND FARMING COMPANY

NOTICE OF GRANT OF OPTION

        Notice is hereby given of the following option (the "Option") to purchase depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") which has been granted pursuant to The Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan"):

Optionee:
Grant Date:
Number of Optioned Depositary Units:
Exercise Price Per Depositary Unit:
Expiration Date:
Tandem Option/Appreciation Right:	Yes
No

  Exercise Schedule:    The Option shall become exercisable in four equal and successive annual installments for twenty-five percent (25%) of the Optioned Depositary Units upon Optionee's completion of each year of Service (as defined in the attached Option Agreement dated                         ) measured from the Grant Date. In no event shall the Option become exercisable for any additional Optioned Depositary Units following Optionee's cessation of Service.

        Optionee understands and agrees that the Option is granted subject to and in accordance with the terms and conditions of the Plan. Optionee further agrees to be bound by the terms and conditions of the Option as set forth in the Option Agreement dated                          attached hereto as Exhibit A and the Plan. Optionee should keep a copy of the attached Option Agreement for reference, since no new Option Agreement will be distributed with subsequent Notices of Grant of Option unless the material terms of the Plan change.

Dated:	THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership)
By:

Title: Secretary
OPTIONEE
Address:

I designate the following beneficiary(ies):

Relationship:
Address:

EXHIBIT A

THE NEWHALL LAND AND FARMING COMPANY

OPTION AGREEMENT

DATED:

        A.    The Newhall Land and Farming Company ("Partnership") has implemented The Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers) of the Partnership and any affiliated entities thereof, and non-employee Board members of the managing general partner of the Partnership, and its managing general partner.

        B.    Optionee is an individual who is to render valuable services to the Partnership or one or more affiliated entities thereof, and this Agreement is executed pursuant to, and is intended to carry out the purposes of the Plan in connection with the Partnership's grant of an option to Optionee.

        C.    All capitalized terms shall have the meaning as those terms are defined in the Plan unless otherwise indicated. "Fair Market Value" shall have the meaning assigned to that term in Article I of the Plan.

          1.    Grant of Option.    Subject to and upon the terms and conditions set forth in this Agreement, the Partnership hereby grants to Optionee, as of the date of grant (the "Grant Date") specified in the accompanying Notice of Grant of Option (the "Grant Notice"), an option to purchase up to that number of the Partnership's depositary units as is specified in the Grant Notice. Such depositary units shall be purchasable from the Partnership from time to time during the option term at the option price (the "Exercise Price") specified in the Grant Notice.

          2.    Tandem Option/Appreciation Rights.    The Grant Notice may reflect that the option is granted in tandem with an appreciation right, which means that either the option or the appreciation right may be exercised, but not both. If this option is granted in tandem with an appreciation right, you will also receive a Notice of Grant of Appreciation Right and an Appreciation Right Agreement.

          3.    Option Term.    This option shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 6, 9, or 10.

          4.    Limited Transferability.    This option shall be exercisable only by Optionee during Optionee's lifetime and shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death. However, Optionee may designate a beneficiary who may exercise the option or receive compensation under the option after Optionee's death.

          5.    Dates of Exercise.    This option shall be exercisable for the depositary units in accordance with the Exercise Schedule specified in the Grant Notice. The option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 6. In no event shall this option become exercisable for any additional depositary units following Optionee's cessation of Service.

          6.    Cessation of Service.    The option term specified in Paragraph 3 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance, with the following provisions:

            a.    This option shall immediately terminate and cease to be outstanding for any depositary units for which it is not exercisable at the time of Optionee's cessation of Service.

            b.    Should Optionee cease Service for any reason other than death or retirement while this option is outstanding, then this option shall be exercisable for all of the depositary units for which this option is exercisable at the time of such cessation of Service. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the three (3)-month period measured from the date of Optionee's cessation of Service, or (ii) the Expiration Date.

            c.    Should Optionee die while this option is outstanding, or within three (3) months after Optionee ceases Service, then Optionee's designated beneficiary, or, if no beneficiary has been designated, Optionee's estate or heirs shall have the right to exercise the option for any or all of the depositary units for which this option is exercisable at the time of Optionee's death. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (1) the expiration of the twelve (12)-month period measured from the date of Optionee's death, or (ii) the Expiration Date.

            d.    Should Optionee retire while this option is outstanding, then this option shall be exercisable for all of the depositary units for which this option is exercisable at the time of such "retirement." Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the thirty-six (36)-month period measured from the date of Optionee's retirement, or (ii) the Expiration Date. For purposes of this Paragraph 5, "retirement" shall mean the Optionee's cessation of Service on or after either of the following:

                (i)  the first day of the month coinciding with or next following Optionee's sixty-fifth (65) birthday.

              (ii)  the first day of a calendar month after meeting the age and service requirements for early retirement, which are: Optionee's years of service for the Partnership or an affiliated entity meet or exceed ten (10) years of service, and Optionee has attained age 55.

            e.    Should (i) Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Partnership or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to be outstanding.

            f.      For purposes of this Agreement, the following definitional provisions shall be in effect:

                (i)  Optionee shall be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Partnership (or any subsidiary or other affiliated entity) in the capacity of an employee or a non-employee member of the Board.

              (ii)  An entity shall be considered to be a subsidiary of the Partnership if it is a member of an unbroken chain of entities beginning with the Partnership, provided each such entity in the chain (other than the last entity) owns, at the time of determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other entities in such chain.

              (iii)  An entity shall be considered to be a parent of the Partnership if it is a member of an unbroken chain ending with the Partnership, provided each such entity in the chain (other than the Partnership) owns, at the time of determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other entities in such chain.

        7.    Adjustment in Depositary Units.

            a.    If any change is made to the depositary units issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, depositary unit distribution, depositary unit split, combination of depositary units, exchange of depositary units, or other change in partnership or capital structure of the Partnership), or if the Partnership makes a distribution to holders of depositary units which results from the sale or disposition of a major asset or separate operating division of the Partnership, which would materially dilute the rights of option holders, then the Committee shall make appropriate adjustments to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and price per depositary unit in effect under each outstanding option under the Plan and (iii) the maximum number of depositary units issuable to one individual pursuant to Paragraph 1.3.D of the Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.

            b.    If any change is made to the depositary units issuable under the Plan by reason of a Structural Transaction or a Change in Control that does not result in the termination of all outstanding options, the Committee may adjust the maximum number of depositary units issuable under the Plan, the number of depositary units subject to options, and the option price, as provided in Paragraph 1.3.C. of the plan.

          8.    Acceleration of Options.    In the event of a Structural Transaction or Change in Control, each option will be automatically accelerated so that each option at the time outstanding under the Plan and not then otherwise fully exercisable shall become fully exercisable for up to the total number of depositary units purchasable or issuable thereunder and may be exercised for all or any portion of the depositary units for which the option is so accelerated.

          9.    No Acceleration of Options.    In no event shall any such acceleration or termination of repurchase rights in connection with a Structural Transaction occur if and to the extent (i) such option is, in connection with the Structural Transaction, either to be assumed by the successor entity or affiliate thereof or to be replaced with a comparable option to purchase or receive securities of the successor entity or affiliate thereof, (ii) such option is to be replaced with a cash incentive program of the successor entity which preserves the depositary unit spread existing at the time of the Structural Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Committee and its determination shall be final, binding and conclusive. Upon consummation of a Structural Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or paid in full or assumed by the successor entity or an affiliate, terminate.

          10.    Cancellation of Options.    Notwithstanding the above, in the event of any Structural Transaction, the Committee shall have the discretion to cancel outstanding options in whole or in part, subject to such conditions as the Committee may determine, upon payment to optionees with respect to each cancelled option, an amount in cash not less than the difference between (i) the Fair Market Value (at the effective date of such Structural Transaction) of the consideration the optionee would have received if the option had been exercised immediately prior to the effective date of such Structural Transaction and: (ii) the exercise price of such option.

          11.    Partnership Structure.    The grant of options under the Plan shall in no way affect the Partnership's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer any part of its business or assets.

          12.    Privilege of Unitholder Rights.    The holder of this option shall not have any of the rights of a unitholder with respect to the depositary units until such individual shall have exercised the option and paid the Exercise Price for the purchased depositary units.

          13.    Withholding.    Grantee may elect to have the Partnership withhold, from the depositary units otherwise issuable pursuant to such option, one or more of such depositary units with an aggregate Fair Market Value equal to the Federal, state and local employment and income taxes ("Taxes") incurred in connection with the acquisition of such depositary units. Grantee may also deliver previously acquired depositary units held for the requisite period to avoid a charge to earnings in satisfaction of such Taxes. The withheld or delivered depositary units will be valued at Fair Market Value on the applicable determination date for such Taxes.

          14.    Manner of Exercising Option.    In order to exercise this option with respect to all or any part of the depositary units for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's designated beneficiary, executor, administrator, heir or legatee, as the case may be) must take the following actions:

            a.    Deliver to the Secretary of the Partnership an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of depositary units which are to be purchased under the exercised option.

            b.    Pay the aggregate Exercise Price for the purchased depositary units through one or more of the following alternatives:

                (i)  in cash or cash equivalents made payable to the Partnership;

              (ii)  in depositary units valued at their Fair Market Value as of the Exercise Date (defined below) and held for the requisite period in order to avoid a charge to earnings (currently six (6) months, but subject to change);

              (iii)  through a sale and remittance procedure under which the optionee delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Partnership the amount of sale proceeds to pay the option price; or

              (iv)  such other lawful consideration as the Committee shall determine.

                a.  For purposes of clause (ii) immediately above, the "Exercise Date" is the date on which written notice of the exercise of the option is delivered to the Partnership. In all other cases, the Exercise Date is the date on which written notice and actual payment is received by the Partnership.

                b.  Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased depositary units must accompany the Exercise Notice.

                c.  Furnish to the Partnership appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                d.  As soon as practical after receipt of the Exercise Notice, the Partnership shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a depositary receipt representing the purchased depositary units.

                e.  In no event may this option be exercised for any fractional depositary units.

          15.    Governing Law.    The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          16.    Counterparts.    The Grant Notice may be executed in counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          17.    Compliance with Law and Regulations.    The exercise of this option and the issuance of depositary units upon such exercise shall be subject to compliance by the Partnership and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Partnership's depositary units may be listed at the time of such exercise and issuance.

          18.    Successors and Assigns.    Except to the extent otherwise provided in Paragraph 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the designated beneficiaries, successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Partnership.

          19.    Liability of Partnership.    The inability of the Partnership to obtain approval from any regulatory body having authority deemed by the Partnership to be necessary to the lawful issuance and sale of any depositary units pursuant to this option shall relieve the Partnership of any liability with respect to the non-issuance or sale of the depositary units as to which such approval shall not have been obtained. The Partnership shall, however, use its best efforts to obtain such approvals.

          20.    No Employment/Service Contract.    Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Partnership (or any subsidiary or other affiliated entity employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Partnership (or any affiliated entity) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

          21.    Notices.    Any notice required to be given or delivered to the Partnership under the terms of this Agreement shall be in writing and addressed to the Partnership in care of the Corporate Secretary at Newhall Management Corporation, 23823 Valencia Boulevard, Valencia, CA 91355. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified,

          22.    Construction.    This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          23.    Payroll Tax Withholding.    Optionee shall make appropriate arrangements with the Partnership or any parent, subsidiary or affiliated entity employing Optionee for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to the exercise of this option.

          24.    Cancellation and New Grant of Awards.    The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options and to grant in substitution therefore, new options under the Plan covering the same or different number and class of depositary units having a price per depositary unit not less than the Fair Market Value on the new grant date.

SUBSEQUENT GRANT

THE NEWHALL LAND AND FARMING COMPANY

NOTICE OF GRANT OF OPTION

        Notice is hereby given of the following option (the "Option") to purchase depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") which has been granted pursuant to The Newhall Land and Farming Company 2002 Equity Compensation Plan (the "Plan"):

Optionee:
Grant Date:
Number of Optioned Depositary Units:
Exercise Price Per Depositary Unit:
Expiration Date:
Tandem Option/Appreciation Right:	Yes
No

  Exercise Schedule:    The Option shall become exercisable in four equal and successive annual installments for twenty-five percent (25%) of the Optioned Depositary Units upon Optionee's completion of each year of Service (as defined in the Option Agreement dated                         ) measured from the Grant Date. In no event shall the Option become exercisable for any additional Optioned Depositary Units following Optionee's cessation of Service.

        Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan. Optionee further agrees to be bound by the terms and conditions of the Option as set forth in the Option Agreement dated                         ,              which was distributed with the Initial Notice of Grant of Option and the Plan.

Dated:	THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership)
By:

Title: Secretary
OPTIONEE
Address:

I designate the following beneficiary(ies):

Relationship:
Address: